UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2008

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52995	26-0886727
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
         CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On January 22, 2008, Home Federal Bancorp, Inc. issued its earnings release for the first quarter of our fiscal year ending September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

         (d)         Exhibits

        99.1        Press release of Home Federal Bancorp, Inc. dated January 22, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: January 22, 2008	By: /s/ Robert A. Schoelkoph
Robert A. Schoelkoph
Senior Vice President and
Chief Financial Officer

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Exhibit 99.1

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Contact:
Home Federal Bancorp, Inc.
Daniel L. Stevens, Chairman, President & CEO
Robert A. Schoelkoph, SVP, Treasurer & CFO
208-466-4634
www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Nampa, ID (January 22, 2008) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), the new holding company of Home Federal Bank (the "Bank"), today announced first quarter earnings for the fiscal year ending September 30, 2008. For the quarter ended December 31, 2007, the Company reported net income of $947,000, or $0.06 per diluted share compared to $1.3 million, or $0.08 per diluted share, for the same period a year ago. Earnings per share for the prior periods have been adjusted to reflect the impact of the second-step conversion and reorganization of the Company, which was completed on December 19, 2007. As a result of the second-step conversion and reorganization, the Company became the holding company of the Bank and the mutual holding company, Home Federal MHC, and the mid-tier federally chartered stock corporation, Home Federal Bancorp, Inc., ceased to exist. The Company raised $88.4 million in net proceeds from its second-step stock offering.

"We are pleased that we were successful in completing our second step reorganization and conversion in a very difficult market at the end of our first fiscal quarter." stated Home Federal Bancorp, Inc. Chairman and CEO, Daniel L. Stevens.  "Now that our long term capital plans are realized, we can focus on managing and leveraging that capital to provide for quality, sustainable, profitable growth," Stevens continued.

Stevens went on to say, "Our recent entry into the commercial banking market is off to a strong start, with the additions of exceptional commercial banking and credit teams individually selected from within the local market. Products, policies and procedures are in place to expand this business line with a focus on the client that differentiates Home Federal in the market place."

Operating Results

Revenues for the quarter ended December 31, 2007, which consisted of net interest income before the provision for loan losses plus noninterest income, decreased 9% to $7.7 million for the quarter, compared to $8.4 million for the quarter ended December 31, 2006. Net interest income before the provision for loan losses decreased 8% to $5.1 million for the quarter ended December 31, 2007 compared to $5.5 million for the same quarter of the prior year as the cost of deposits increased more rapidly than the yield on loans and investments.

A provision for loan losses of $287,000 was established by management in connection with its analysis of the loan portfolio for the current quarter, compared to a provision for loan losses of $71,000 established for the same quarter of the prior year. The increase in the provision reflects an increase in total classified assets.

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Home Federal Bancorp, Inc
January 22, 2008

The Company's net interest margin decreased eight basis points to 2.97% for the quarter ended December 31, 2007, from 3.05% for the same quarter last year. The decline in the net interest margin reflects competitive pricing pressures and the relatively flat yield curve that existed during the quarter, as the cost of shorter-term deposits increased more rapidly than the yield on longer-term assets. The Company believes the repricing of existing loans and the emphasis on expanding the commercial and small business banking programs, including both loan and deposit products, will improve the net interest margin.

Noninterest income decreased $279,000, to $2.6 million for the quarter ended December 31, 2007, compared to $2.9 million for the same quarter a year ago. The decrease was primarily attributable to a $203,000 decrease in service charges and fees and an $113,000 decrease in gain on sale of loans.

Noninterest expense for the quarter ended December 31, 2007 decreased $384,000, or 6%, to $5.9 million, from $6.2 million for the comparable period a year earlier. Compensation and benefit expenses decreased $315,000, or 8%, to $3.7 million for the quarter ended December 31, 2007 as compared to $4.0 million for the same quarter a year ago. The majority of the decrease is attributable to a decrease in the number of full-time equivalent employees. As of December 31, 2007, the Company employed 208 full-time equivalent employees, compared to 247 at December 31, 2006. The decrease in full-time equivalent employees was the result of a targeted effort to gain efficiencies throughout the Company. The Company's efficiency ratio was 76.5% for the quarter ended December 31, 2007 compared to 74.5% for the same quarter a year ago; the increase in the ratio was primarily due to a decrease in revenues. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Balance Sheet Growth

Total assets increased 2% to $782.6 million at December 31, 2007, compared to $767.6 million a year earlier. The increase in total assets was primarily attributable to $88.4 million in net proceeds raised from the Company's second-step conversion and stock offering completed on December 19, 2007. Net loans (excluding loans held for sale) at December 31, 2007 decreased 7% to $477.4 million, compared to $511.6 million at December 31, 2006. One- to four-family residential loans represented 51% of the Bank's loan portfolio at December 31, 2007, compared to 57% at December 31, 2006. Commercial loans, including commercial real estate loans, accounted for 40% of the Bank's loan portfolio at December 31, 2007, compared to 36% at December 31, 2006. In the future, subject to market conditions, the Bank plans to increase its emphasis on commercial and small business banking products. Mortgage-backed securities decreased $32.0 million to $159.0 million at December 31, 2007, compared to $191.0 million at December 31, 2006. The decrease is attributable to principal repayments during the period.

Non-performing assets were $2.3 million or 0.30% of total assets at December 31, 2007 compared to none at December 31, 2006. The increase in non-performing assets is not concentrated in one specific type of loan, but rather was experienced throughout all major loan types. Although the Company experienced an increase in non-performing assets, overall credit quality remains strong. The allowance for loan losses was $3.0 million, or 0.63% of gross loans, at December 31, 2007 compared to $3.0 million, or 0.59% of gross loans, at December 31, 2006.

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Home Federal Bancorp, Inc
January 22, 2008

Deposits decreased 5% to $405.0 million at December 31, 2007 compared to $425.1 million at December 31, 2006. Demand deposits and savings accounts increased $4.0 million, or 2% to $195.3 million at December 31, 2007. The increase was a result of growth in money market accounts. Certificates of deposit decreased $24.2 million, or 10%, to $209.7 million at December 31, 2007, compared to $233.9 million at December 31, 2006. The decrease in certificates of deposit was primarily the result of the Bank choosing not to match rates offered by local competitors that in some instances exceeded the Bank's cost of alternative funding sources. Advances from the Federal Home Loan Bank ("FHLB") decreased 26% to $163.6 million at December 31, 2007 compared to $221.2 million at December 31, 2006. The decrease resulted from maturing advances funded from excess liquidity.

Stockholders' equity increased $94.3 million, or 86%, to $203.8 million at December 31, 2007, compared to $109.5 million at December 31, 2006. The increase was primarily a result of the $88.4 million in net proceeds received from the second-step conversion and stock offering. The Company sold approximately 9.4 million shares of stock in its subscription, community and syndicated community offerings and issued approximately 7.1 million shares of its stock in exchange for the previously outstanding shares of the Bank's former mid-tier holding company, Home Federal Bancorp, Inc. A portion of the offering proceeds were used to make a loan to our employee stock ownership plan, which purchased approximately 816,000 shares of the Company's common stock for an aggregate of $8.2 million.

In addition, other significant activity among equity accounts included $4.9 million in net income and the allocation of earned employee stock ownership plan shares, equity compensation and the exercise of stock options totaling $2.6 million, offset by $1.3 million in cash dividends paid to stockholders and a $590,000 increase in unrealized losses on securities available for sale. The Company's book value per share as of December 31, 2007 was $11.76 per share based upon 17,326,565 outstanding shares of common stock.

About the Company

Home Federal Bancorp, Inc. is a Maryland corporation headquartered in Nampa, Idaho, and is the savings and loan holding company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp,

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Home Federal Bancorp, Inc
January 22, 2008

Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc
January 22, 2008

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	December 31, 2007	September 30, 2007	December 31, 2006
ASSETS
Cash and amounts due from depository institutions	$ 102,453	$ 20,588	$ 20,723
Mortgage-backed securities available for sale, at fair value	159,028	162,258	13,733
Mortgage-backed securities held to maturity, at cost	-	-	177,340
FHLB stock, at cost	9,591	9,591	9,591
Loan receivable, net of allowance for loan losses of $3,015, $2,988 and $3,045	477,446	480,118	511,561
Loans held for sale	3,043	4,904	3,667
Accrued interest receivable	3,016	2,804	3,127
Property and equipment, net	12,572	12,364	12,721
Mortgage servicing rights, net	1,979	2,047	2,409
Bank owned life insurance	11,273	11,168	10,863
Real estate and other property owned	672	549	-
Deferred income tax asset	230	1,245
Other assets	1,266	2,318	1,849
TOTAL ASSETS	$782,569	$709,954	$767,584

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts:
Noninterest-bearing demand deposits	$ 36,474	$ 38,643	$ 37,939
Interest-bearing demand deposits	136,586	127,659	130,273
Savings deposits	22,195	23,116	23,023
Certificates of deposit	209,717	215,191	233,888
Total deposit accounts	404,972	404,609	425,123
Advances by borrowers for taxes and insurance	772	1,605	950
Interest payable	675	731	950
Deferred compensation	4,694	4,515	4,037
FHLB advances	163,638	180,730	221,156
Deferred income tax liability	-	-	842
Other liabilities	3,973	5,127	4,984
Total liabilities	578,724	597,317	658,042
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 10,000,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 90,000,000 authorized,
issued and outstanding:
Dec. 31, 2007 - 17,369,853 issued, 17,326,565 outstanding	173	152	152
Sept. 30, 2007 - 15,278,803 issued, 15,232,243 outstanding
Dec. 31, 2006 - 15,208,750 issued, 15,189,019 outstanding
Additional paid-in capital	156,427	59,613	57,774
Retained earnings	59,418	58,795	55,756
Unearned shares issued to ESOP	(11,470)	(3,698)	(4,027)
Accumulated other comprehensive loss	(703)	(2,225)	(113)
Total stockholders' equity	203,845	112,637	109,542
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$782,569	$709,954	$767,584

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Home Federal Bancorp, Inc
January 22, 2008

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended December 31,
	2007	2006

Interest and dividend income:
Loan interest	$ 8,076	$ 8,527
Investment interest	264	29
Mortgage-backed security interest	1,943	2,306
FHLB dividends	19	10
Total interest and dividend income	10,302	10,872
Interest expense:
Deposits	3,214	3,010
FHLB advances	2,032	2,363
Total interest expense	5,246	5,373
Net interest income	5,056	5,499
Provision for loan losses	287	71
Net interest income after provision for loan losses	4,769	5,428
Noninterest income:
Service charges and fees	2,211	2,414
Gain on sale of loans	185	298
Increase in cash surrender value of bank owned life insurance	104	100
Loan servicing fees	127	144
Mortgage servicing rights, net	(68)	(83)
Other	45	10
Total noninterest income	2,604	2,883
Noninterest expense:
Compensation and benefits	3,699	4,014
Occupancy and equipment	711	702
Data processing	522	508
Advertising	300	296
Postage and supplies	150	146
Professional services	212	196
Insurance and taxes	85	103
Other	183	281
Total noninterest expense	5,862	6,246
Income before income taxes	1,511	2,065
Income tax expense	564	796
NET INCOME	$ 947	$1,269

Earnings per common share:
Basic	$0.06	$0.08(1)
Diluted	0.06	0.08(1)
Weighted average number of shares outstanding:
Basic	16,738,289	16,548,408(1)
Diluted	16,762,906	16,726,404(1)

Dividends declared per share:	$0.048(1)	$0.048(1)

(1) Earnings per share, dividends per share and average common shares outstanding have been adjusted to reflect the impact of the second-step conversion and reorganization of the Company, which occurred on December 19, 2007.

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Home Federal Bancorp, Inc
January 22, 2008

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Three Months Ended Dec. 31, 2007	At Or For The Year Ended Sept. 30, 2007
FINANCIAL CONDITION DATA
Average interest-earning assets	$680,180	$703,675
Average interest-bearing liabilities	542,819	582,936
Net average earning assets	137,361	120,739
Average interest-earning assets to average interest-bearing liabilities	125.31%	120.71%
Stockholders' equity to assets	26.05	15.87
ASSET QUALITY
Allowance for loan losses	$3,015	$2,988
Non-performing loans	1,656	1,531
Non-performing assets	2,328	2,080
Allowance for loan losses to non-performing loans	182.07%	195.17%
Allowance for loan losses to gross loans	0.63	0.62
Non-performing loans to gross loans	0.34	0.32
Non-performing assets to total assets	0.30	0.30

	At Or For The Three Months Ended Dec. 31,
	2007	2006
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.53%	0.66%
Return on average equity (1)	3.00	4.63
Net interest margin (1)	2.97	3.05
Efficiency ratio (2)	76.53	74.52
PER SHARE DATA
Basic earnings per share	$ 0.06	$ 0.08(4)
Diluted earnings per share	0.06	0.08(4)
Book value per share	11.76	6.35(4)
Cash dividends declared per share	0.048(4)	0.048(4)
Average number of shares outstanding:
Basic (3)	16,738,289	16,548,408(4)
Diluted (3)	16,762,906	16,726,404(4)

(1)	Amounts are annualized.
(2)	Noninterest expense divided by net interest income plus noninterest income.
(3)	Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the 2005 Recognition and Retention Plan.
(4)	Earnings per share, book value per share, dividends per share and average common shares outstanding have been adjusted to reflect the impact of the second-step conversion and reorganization of the Company, which occurred on December 19, 2007.

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